Exhibit 10.2





                               KASPER A.S.L., LTD.
                          (f/k/a Sassco Fashions, Ltd.)
                        --------------------------------


                          12.75% Senior Notes Due 2004

                        --------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of June 16, 1999

                                       to

                                    Indenture

                            Dated as of June 1, 1997

                        --------------------------------


                       IBJ WHITEHALL BANK & TRUST COMPANY
                   (f/k/a IBJ Schroder Bank & Trust Company),
                                   as Trustee







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                          SECOND SUPPLEMENTAL INDENTURE

                        --------------------------------

                               KASPER A.S.L., LTD.
                          (f/k/a Sassco Fashions, Ltd.)

                       IBJ WHITEHALL BANK & TRUST COMPANY
                   (f/k/a IBJ Schroder Bank & Trust Company),
                                   as Trustee

                            Dated as of June 16, 1999

                        --------------------------------

         Second Supplemental Indenture, dated as of June 16, 1999 (this "Second Supplemental Indenture"), between Kasper A.S.L., Ltd. (f/k/a Sassco Fashions, Ltd.), a Delaware corporation ("Kasper" or the "Company"), and IBJ Whitehall Bank & Trust Company (f/k/a IBJ Schroder Bank & Trust Company), as trustee (the "Trustee"), to the Indenture, dated as of June 1, 1997 and effective as of June 4, 1997 (as amended by the Supplemental Indenture, dated as of June 30, 1997, the "Indenture"), between Kasper and the Trustee, relating to the 12.75% Senior Notes due 2004 of Kasper (the "Notes"). Capitalized terms used herein and not defined herein have the meanings set forth in the Indenture.

         WHEREAS, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 15, 1999, among Kasper, Anne Klein Company LLC ("Anne Klein") and Takihyo Inc. ("Takihyo" and, together with Anne Klein, the "Sellers"), Kasper has agreed to purchase from the Sellers certain trademarks and related license agreements and other selected assets of Anne Klein (the "Trademark Purchase"); and

         WHEREAS, Kasper intends to enter into a new working capital facility to refinance its existing revolving credit facility, fund its working capital requirements and finance the Trademark Purchase; and

         WHEREAS, Kasper is also proposing to purchase from Fashions of Seventh Avenue, Inc. ("FSA") 27 retail leases, together with certain specified inventory, receivables and pre-paid expenses of FSA (the "Retail Acquisition"); and

         WHEREAS, in order to effectuate the Trademark Purchase and the Retail Acquisition, Kasper desires to amend certain provisions of the Indenture; and

         WHEREAS, Section 7.2 of the Indenture authorizes Kasper to amend certain provisions of the Indenture with the consent of the holders of at least a majority in principal amount of the Notes outstanding; and


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         WHEREAS, the holders of at least a majority in principal amount of the
Notes outstanding have consented to all of the amendments set forth herein; and

         WHEREAS, the Board of Directors of Kasper has duly adopted resolutions authorizing Kasper to execute and deliver this Second Supplemental Indenture; and

         WHEREAS, pursuant to Section 7.2 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1.       Amendment of the Indenture.

                  (a) The definition of "Permitted Investments" in Section 1.1 of the Indenture is amended in its entirety to read as follows:

                           "Permitted Investments" means (i) Restricted
                  Investments in existence as of the date hereof, (ii) certificates of deposit with final maturities of one year or less issued by commercial banks chartered in the United States of America (a "Commercial Bank") with capital and surplus in excess of $100,000,000, (iii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation, (iv) direct obligations issued by the United States of America or any agency thereof with a maturity not more than one year from the date of acquisition,
                  (v) money market preferred stock rated A or above, (vi) tax-exempt floating rate option tender bonds, backed by a letter of credit issued by a Commercial Bank rated AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc., (vii) equity or debt investments in wholly-owned Subsidiaries with lines of business similar to that of the Company or any of its Subsidiaries' existing lines of business or lines of business permitted by Section 4.22 of the Indenture, (viii) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits, (ix) investments represented by accounts receivable created or acquired in the ordinary course of business, (x) loans or advances to vendors in the ordinary course of business and (xi) other debt or equity investments in any person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (xi) since the date of the Indenture, not to exceed $5.0 million.

                  (b) The definition of "Working Capital Facility" in Section
1.1 of the Indenture is amended in its entirety to read as follows:


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                           "Working Capital Facility" means, with respect to
                  Kasper, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  (c) Section 2.3(b) of the Indenture is amended and restated in its entirety to read as follows:

                           (b) The Securities shall have a Maturity Date of
                  March 31, 2004 and shall bear interest at the rate of 12.75% per annum, through and including December 31, 1999, and 13.00% per annum, commencing as of January 1, 2000. Interest shall be
                  (i) computed on the basis of a 360-day year of twelve 30-day months and (ii) payable in arrears on September 30, 1997 and semiannually on each March 31 and September 30 thereafter.

                  (d) Section 4.8 of the Indenture is amended and restated in its entirety to read as follows:

                  Section 4.8.      Limitation on Additional Indebtedness.

                           Neither the Company nor any of its Subsidiaries shall
                  contract, create, incur, assume, guarantee, suffer to exist nor otherwise become liable with respect to (collectively, "incur") any Indebtedness except for the following (each of which shall be given independent effect):

                           (1) Indebtedness incurred pursuant to this Indenture
                  and the Securities;

                           (2) Indebtedness under the Working Capital
                  Facility in an aggregate outstanding principal amount not to exceed $160,000,000 at any one time;

                           (3) Indebtedness of the Company and any of its
                  Subsidiaries outstanding on the Effective Date;

                           (4) Indebtedness consisting of Capital Lease
                  Obligations so long as the aggregate annual rental obligations in respect thereof do not exceed $1,000,000 at any one time and purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its Subsidiaries, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;


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                           (5) Indebtedness to refinance its Indebtedness (or
                  Indebtedness of a Subsidiary, in the case of the Company), provided that any such Indebtedness shall not (i) have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Indebtedness being so refinanced and the Maturity Date, or (ii) have a principal amount in excess of the principal amount and accrued interest of the Indebtedness being so refinanced (unless such Indebtedness is issued at a discount in which case the issuance price of such discount Indebtedness shall not exceed the principal amount of the Indebtedness being so refinanced (it being understood that, with respect to any Indebtedness issued at a discount in compliance with this covenant, the accrual of amortization of the original issue discount on such Indebtedness after the date of issuance thereof shall not be deemed to be incurrence of additional Indebtedness for the purpose of this covenant)) plus all fees and expenses related to the negotiation, consummation or execution of such Indebtedness;

                           (6) additional Indebtedness (including any
                  refinancings thereof) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $5.0 million; and

                           (7) additional Indebtedness of the Company (but not
                  any Subsidiary), so long as, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof as if such Indebtedness was incurred and the proceeds thereof applied at the beginning of the relevant period, the Consolidated Interest Coverage Ratio for the most recent four quarter period in respect of which financial statements are available is not less than 1.75 to 1.

                  (e) Section 4.9 of the Indenture is deleted in its entirety and replaced by the following:

                  Section 4.9.      [Text Intentionally Deleted]

                  (f) Subparagraph (7) of Section 4.10 of the Indenture is amended and restated in its entirety to read as follows:

                           (7) Liens on assets or property of the Company or any
                  Subsidiary relating to Indebtedness incurred in respect of the Working Capital Facility to the extent permitted by Section 4.8(2) hereof, provided, however, that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed $160,000,000 at any one time;

                  (g) A new subparagraph (12) is added to Section 4.10 of the Indenture to read as follows


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                            (12) additional Liens incurred with respect to
                  obligations that do not exceed $5.0 million at any one time outstanding.

                  (h) Section 4.15 of the Indenture is amended and restated in its entirety to read as follows:

                  Section 4.15. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                           The Company shall not, and shall not permit any of
                  its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
                  (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to, the Company or any Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of
                  (i) applicable law, (ii) this Indenture, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (iv) any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) Indebtedness existing on the date hereof (and Indebtedness under the Working Capital Facility) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Indebtedness, as in effect on the date of the Indenture (or contained in the Working Capital Facility); (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of this paragraph; (vii) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section
                  4.10 hereof that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject to such Lien; or
                  (viii) any guarantee of any of the foregoing.

                  (i) Section 4.22 of the Indenture is amended and restated in its entirety to read as follows:


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                  Section 4.22.     Change in Business.

                           The Company shall not materially change or alter, or
                  permit or suffer any of its Subsidiaries to materially change or alter, the nature of its business as conducted or as proposed to be conducted as of the Effective Date, which shall include, but not be limited to, the design, manufacture, distribution, license and sale of apparel and apparel accessories and the licensing and exploitation of trademarks, trade names and other intellectual property of the Company.

                  (j) The first paragraph of Section Exhibit A to the Indenture is amended and restated in its entirety to read as follows:

                                    1. Interest. Sassco Fashions, Ltd., a
                  Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security from June 1, 1997 (the "Issue Date") until maturity at the interest rate of 12.75% per annum, through and including December 31, 1999, and 13.00% per annum, commencing as of January 1, 2000, payable as set forth in paragraph 2.

         2. Confirmation. Except as expressly amended hereby, all of the provisions of the Indenture are in all respects ratified and confirmed, and nothing herein shall affect the validity or enforceability of the Indenture, as amended hereby.

         3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

         4. Effectiveness. This Second Supplemental Indenture shall become effective immediately upon (i) the execution and delivery hereof by Kasper and the Trustee, (ii) the execution and delivery to the Trustee by Kasper of an Officer's Certificate and an opinion of counsel, in form and substance acceptable to the Trustee and (iii) the execution and deliver of definitive agreements for a new senior revolving credit facility in an aggregate amount of up to $160,000,000 to be provided to the Company pursuant to the Commitment Letter, dated as of June 1, 1999, between the Company, The Chase Manhattan Bank and Chase Securities Inc.

         5. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.


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                  IN WITNESS WHEREOF, the parties have caused this Second
Supplemental Indenture to be duly executed, all as of the date and year above first written.


                          KASPER A.S.L., LTD

                          By: /s/ Mary Ann Domuracki
                              -----------------------------------------------
                              Name: Mary Ann Domuracki
                              Title: Executive Vice President -
                                     Finance and Administration


                              /s/ Dennis P. Kelly
                              -----------------------------------------------
                              Name: Dennis P. Kelly
                              Title: Chief Financial Officer



                          IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee

                          By: /s/ Barbara McCluskey
                              -----------------------------------------------
                              Name: Barbara McCluskey
                              Title: Vice President






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